DFT 2017-YTD Lease Activity

DFT 2017-YTD (Through April 27, 2017) Leasing Update

Data Center Phase	Site	MW	CRSF	Lease Commencement Date
ACC7 Phase IV	Ashburn, VA	4.2	25,686	1Q17
CH2 Phase II	Elk Grove Village, IL	1.4	8,950	1Q17
ACC7 Phase IV	Ashburn, VA	-	4,307	1Q17
CH3 Phase I	Elk Grove Village, IL	14.4	71,506	1Q18 (estimate)
ACC9 Phase I	Ashburn, VA	7.2	45,158	June 1, 2017
ACC9 Phase II	Ashburn, VA	7.2	45,158	October 1, 2017 (estimate)
Total Current Leasing 2017-YTD (Through April 27, 2017):		34.4	200,765	